UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2019, Autoliv, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 56,912,580 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 22, 2019. At the Annual Meeting, the Company’s stockholders took the following actions:

Election of Directors

Mr. Mikael Bratt, Mr. Jan Carlson, Mr. Hasse Johansson, Mr. Leif Johansson, Mr. David E. Kepler, Mr. Franz-Josef Kortüm, Dr. Xiaozhi Liu, Mr. James M. Ringler and Mr. Thaddeus “Ted” Senko were each re-elected and Ms. Min Liu was elected to the Company’s board of directors (the “Board”) for a one-year term until the 2020 annual meeting of stockholders.

The votes cast were as follows:

Mr. Mikael Bratt: 54,314,002 votes for, 1,178,155 votes withheld and 1,420,423 broker non-votes.

Mr. Jan Carlson: 42,912,721 votes for, 12,579,436 votes withheld and 1,420,423 broker non-votes.

Mr. Hasse Johansson: 54,201,776 votes for, 1,290,381votes withheld and 1,420,423 broker non-votes.

Mr. Leif Johansson: 54,022,490 votes for, 1,469,667 votes withheld and 1,420,423 broker non-votes.

Mr. David E. Kepler: 54,321,645 votes for, 1,170,512 votes withheld and 1,420,423 broker non-votes.

Mr. Franz-Josef Kortüm: 54,212,975 votes for, 1,279,182 votes withheld and 1,420,423 broker non-votes.

Ms. Min Liu: 54,325,734 votes for, 1,166,423 votes withheld and 1,420,423 broker non-votes.

Dr. Xiaozhi Liu: 54,274,776 votes for, 1,217,381 votes withheld and 1,420,423 broker non-votes.

Mr. James M. Ringler: 51,428,630 votes for, 4,063,527 votes withheld and 1,420,423 broker non-votes.

Mr. Thaddeus “Ted” Senko: 54,320,386 votes for, 1,171,771 votes withheld and 1,420,423 broker non-votes.

Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2018. The votes cast were as follows:

46,529,065 votes for, 7,723,571 votes against, 1,239,521 abstentions and 1,420,423 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019. The votes cast were as follows:

54,953,480 votes for, 698,048 votes against, 1,261,052 abstentions and 0 broker non-votes.

A copy of the press release dated May 7, 2019 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Committees of the Board and Lead Independent Director

In the press release dated May 7, 2019, the Company announced changes to the membership of the committees of the Board, which were approved by the Board effective as of May 7, 2019, and are now composed as follows:

Audit Committee: Ted Senko (Chair), Hasse Johansson, David E. Kepler and Min Liu

Leadership Development and Compensation Committee: James M. Ringler (Chair), Leif Johansson, Min Liu and Xiaozhi Liu

Nominating and Corporate Governance Committee: Leif Johansson (Chair), Franz-Josef Kortüm, Xiaozhi Liu and James M. Ringler

Risk and Compliance Committee: David E. Kepler (Chair), Hasse Johansson and Ted Senko

In the same press release, the Company also announced that the independent members of the Board re-elected James M. Ringler as the Lead Independent Director of the Board.

A copy of the press release dated May 7, 2019 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Appointment of President of Autoliv Europe

In a press release dated May 7, 2019, the Company announced that Frithjof Oldorff was appointed the President of Autoliv Europe, expected to be effective no later than September 2019. Mr. Oldorff will replace Mike Hague, who left the Company to pursue other opportunities.

A copy of the press release dated May 7, 2019 regarding the appointment of Mr. Oldorff is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Third Quarter Dividend

In a press release dated May 7, 2019, the Company announced that the Board declared a quarterly dividend of $0.62 cents per share for the third quarter of 2019. The dividend will be payable on Thursday, September 5, 2019 to the Company stockholders of record on the close of business on Wednesday, August 21, 2019.

A copy of the press release dated May 7, 2019 regarding the third quarter dividend is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 7, 2019 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 7, 2019 (President of Autoliv Europe).

99.3	Press Release of Autoliv, Inc. dated May 7, 2019 (Dividend Declaration).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 7, 2019 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 7, 2019 (President of Autoliv Europe).

99.3	Press Release of Autoliv, Inc. dated May 7, 2019 (Dividend Declaration).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: May 9, 2019